Exhibit 23.1
                                                                    ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Insightful Corporation 2001 Stock Option and Incentive Plan and the Insightful Corporation 2001 Non-Employee Director Stock Option Plan of our report dated January 29, 2002, with respect to the consolidated financial statements of Insightful Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




                                              /S/  ERNST & YOUNG LLP


Seattle, Washington
July 2, 2002


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